Exhibit 24.1
POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each of the undersigned, (a) in our capacity as directors of Essex Property Trust, Inc., a Maryland corporation (the “Company”) and (b) as directors of the Company in its capacity as the general partner of Essex Portfolio, L.P. (the “Operating Partnership”), do hereby constitute and appoint Keith R. Guericke and Michael T. Dance, and each of them, our true and lawful attorneys-in-fact and agents, each with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign on my behalf in my capacity as a director of the Company (i) a registration statement on Form S-3 under the Securities Act of 1933, as amended (the “Securities Act”)  or other appropriate form for the registration of securities by the Company and the Operating Partnership to be offered from time to time pursuant to Rule 415 under the Securities Act, provided that such registration statement shall be filed prior to May 18, 2010 and (ii) any amendment as post-effective amendment to such registration statement.

I hereby grant to each such attorney full power and authority to perform every act necessary to be done as fully as I might do in person.  I hereby revoke any or all prior appoints of attorneys-in-fact to the extent that they confer authority to sign the above-described documents.

This Power of Attorney may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.

SIGNATURE	DATE
/s/ Keith R. Guericke	February 23, 2010
Keith R. Guericke

/s/ Michael J. Schall	February 23, 2010
Michael J. Schall

/s/ George M. Marcus	February 23, 2010
George M. Marcus

/s/ David W. Brady	February 23, 2010
David W. Brady

/s/ Robert E. Larson	February 23, 2010
Robert E. Larson

/s/ Gary P. Martin	February 23, 2010
Gary P. Martin

/s/ Issie N. Rabinovitch	February 23, 2010
Issie N. Rabinovitch

/s/ Thomas E. Randlett	February 23, 2010
Thomas E. Randlett

/s/ Willard H. Smith, Jr.	February 23, 2010
Willard H. Smith, Jr.